Exhibit 99.1

News Release

Corteva Agriscience™ Completes Separation from DowDuPont to Form Leading,

Independent, Global Pure-Play Agriculture Company

•	New company is global leader in two large, attractive markets – seed and crop protection – underpinned by expanding digital capabilities

•	Begins regular way trading under “CTVA” ticker symbol

Wilmington, Del. — June 03, 2019 — Corteva, Inc. (NYSE: CTVA) successfully completed its separation from DowDuPont, becoming a leading, global pure-play agriculture company that offers the complete solutions farmers need to maximize yield and profitability. Corteva Agriscience launches today with global scale and a balanced offering across seed and crop protection, underpinned by expanding digital capabilities and powered by the broadest and most productive innovation pipeline in the industry.

The distribution of Corteva common stock was completed on June 1, with each DowDuPont stockholder of record receiving 1 share of Corteva common stock for every 3 shares of DowDuPont common stock held as of the close of business on May 24, 2019. DowDuPont stockholders will also receive cash in lieu of any fractional Corteva shares. Corteva common stock begins trading today on the New York Stock Exchange (NYSE) under its new ticker symbol “CTVA”.

“Today marks the launch of a new kind of agriculture company, well positioned to compete and win by providing farmers the complete solution they need for sustainable, long-term growth and improved profitability,” said Jim Collins, Chief Executive Officer of Corteva Agriscience. “As a global leader in the combined $100 billion seed and crop protection market, Corteva Agriscience has the most robust pipeline in the industry, a world-class innovation engine, and advantaged routes to market that provide us with unparalleled customer relationships – all of which will fuel our growth as an independent company and drive value for stockholders. Our more than 21,000 dedicated employees are committed to fulfilling our purpose to enrich the lives of those who produce and those who consume, ensuring progress for generations to come.”

With a presence in more than 140 countries, Corteva Agriscience generated $14 billion in net sales in 2018. The Company has more than 150 research and development facilities and more than 65 active ingredients.

“As a new, independent agriculture company, we are intently focused on disciplined investment in innovation to deliver above market organic revenue growth and improve Return On Invested Capital,” said Greg Friedman, Executive Vice President and Chief Financial Officer of Corteva Agriscience. “We are on schedule on our commitment to achieve $1.2 billion in cost synergies by 2021, and we are confident in our plan to expand margins. Equally important, we are committed to returning significant capital to stockholders through a combination of dividends and share repurchases.”

The new Company’s name, Corteva Agriscience (kohr-‘teh-vah), is derived from words meaning “heart” and “nature.” The branding acknowledges the Company’s history while looking forward to its commitment to enhancing farmer productivity as well as the health and well-being of the consumers they serve. The Company is headquartered in Wilmington, Delaware with Global Business Centers in Johnston, Iowa and Indianapolis, Indiana and five regional offices in Calgary, Canada; Johannesburg, South Africa; Geneva, Switzerland; Singapore; and Alphaville, Brazil.

More information about Corteva Agriscience is available on its new Investor Relations website: www.corteva.com/investors.

About Corteva Agriscience™

Corteva Agriscience™ provides farmers around the world with the most complete input portfolio in the industry to enable them to maximize yield and profitability — including some of the most recognized brands in agriculture: Pioneer®, Granular®, Brevant™ seeds, as well as award-winning Crop Protection products — while bringing new products to market through its robust pipeline of active chemistry and technologies. The company is committed to working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. Corteva Agriscience became an independent public company on June 1, 2019, and was previously the Agriculture Division of DowDuPont. More information can be found at www.corteva.com.

Follow Corteva Agriscience on Facebook, Instagram, LinkedIn, Twitter and YouTube.

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6/3/19

® TM SM Trademarks and service marks of Dow AgroSciences, DuPont or Pioneer, and their affiliated companies or their respective owners.

Cautionary Statement About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, which may be identified by their use of words like “plans,” “expects,” “will,” “anticipates,” “believes,” “intends,” “projects,” “targets,” “estimates” or other words of similar meaning. All statements that address expectations or projections about the future, including statements about Corteva’s strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures, and financial results, as well as expected benefits from, the separation of Corteva from DowDuPont, are forward-looking statements.

Forward-looking statements are based on certain assumptions and expectations of future events which may not be accurate or realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond Corteva’s control. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Corteva’s business, results of operations and financial condition. Additionally, there may be other risks and uncertainties that Corteva is unable to currently identify or that Corteva does not currently expect to have a material impact on its business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of Corteva’s management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Corteva disclaims and does not undertake any obligation to update or revise any forward-looking statement, except as required by applicable law. A detailed discussion of some of the significant risks and uncertainties which may cause results and events to differ materially from such forward-looking statements is included in Corteva’s Registration Statement on Form 10 filed with the U.S. Securities and Exchange Commission.

Media Contact:	Investor Contact:
Gregg M. Schmidt	Megan Britt
+1 302-485-3260	+1 302-485-3279
gregg.m.schmidt@corteva.com	megan.britt@corteva.com

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